                                                                    EXHIBIT 4.5

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

THE REGISTERED HOLDER OF THIS WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.

NOT EXERCISABLE PRIOR TO August 1, 1997. VOID AFTER 5:00 P.M. VIRGINIA TIME June 30, 2002.

                          COMMON STOCK PURCHASE WARRANT
              For the Purchase of 1,190,000 Shares of Common Stock
                                       of
                       INTEGRATED HEALTHCARE SYSTEMS, INC.
                            (A Delaware Corporation)
1 .    Warrant.

                  THIS CERTIFIES THAT AESOP FINANCIAL CORPORATION (or registered assigns succeeding to ownership hereof pursuant to the provisions of Section 3.1 hereof) (the "Holder"), as registered owner of this Warrant, is entitled, at any time and from time to time on or after August 1, 1997 (the "Effective Date"), and at or before 5:00 p.m., Virginia Time, on the respective termination dates set forth below, but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to One Million One Hundred Ninety Thousand (1,190,000) shares of Common Stock, $.0001 par value ("Common Stock"), of Integrated Healthcare Systems, Inc., a Delaware corporation (the "Company"). If such termination date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day that is not such a day in accordance with the terms hereof. This Warrant is initially exercisable as to shares of Common Stock covered hereby ("Warrant Shares") in the amounts and at the respective per share exercise prices (each an "Exercise Price" and, collectively, the "Exercise Prices") set forth below:

         No. of Warrant Shares      Exercise Price           Termination Date
         ---------------------      --------------           ----------------

               235,000                  $2.00                  June 30, 2000
               200,000                   1.50                  June 30, 2000
               575,000                   1.00                  June 30, 2000
               180,000                   2.00                  June 30, 2002

The terms "Exercise Price" and "Exercise Prices" shall mean the initial per share exercise price or prices or such exercise price or prices, as adjusted in the manner provided herein.

2.       Exercise.

                  In order to exercise this Warrant, the exercise form attached hereto as Exhibit A must be duly executed, completed and delivered to the Company, together with this Warrant and payment of the applicable Exercise Price multiplied by the number of Warrant Shares being purchased. If the rights represented hereby shall not have been exercised at or before 5:00 p.m., Virginia Time, on or before the respective termination dates set forth above this Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

3.      Transfer.

                  3.1 General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it shall not sell, transfer or assign or hypothecate this Warrant to anyone other than the permitted persons described in Section 3.3 hereof. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith and an agreement by the transferee to be bound by the terms hereof together with any other documentation reasonably requested by the Company. Upon compliance of the Holder with the provisions hereof, the Company shall immediately transfer the number of Warrants specified in the assignment form on the books of the Company and shall execute and deliver a new warrant or warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by such assignment.

                  3.2 Restrictions Imposed by the Act. The Holder by accepting this Warrant confirms that the Warrant was acquired by the Holder solely for investment and with no present intention to distribute the Warrant or the Warrant Shares issuable upon the exercise hereof and that the Holder will dispose of such Warrant and Warrant Shares only in compliance with applicable Federal and state securities laws. This Warrant and the Warrant Shares purchased upon exercise of this Warrant shall not be transferred unless and until (i) the Company has received an opinion of counsel for the Holder that this Warrant and/or such Warrant Shares may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to the Warrant and/or the Warrant Shares issuable upon the exercise hereof has been filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission").

                  Each certificate for Warrant Shares purchased upon exercise of this Warrant shall bear a legend as follows unless such securities have been registered under the Act:

                    "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"). The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act. Copies of the warrant covering the securities and restricting their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company at the principal executive offices of the Company."

                  The Certificate may also include any legend required by applicable state securities laws.

                  3.3 This Warrant and the Warrant Shares may not be sold or otherwise disposed of except as follows:

                           (a) Subject to Section 3.1 as to the Warrants, to a
                  person, who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or the underlying Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act;

                           (b) to any person in a transaction that, in the
                  opinion of counsel reasonably satisfactory to the Company, complies with the provisions of Rule 144 under the Act; or

                           (c) to any person upon delivery of a prospectus
                  included in a then effective registration statement under the Act relating to the sale or disposition of the Warrant and/or the Warrant Shares.


4.       New Warrants to be Issued.

                  4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any required transfer tax, the Company shall cause to be delivered to the Holder without charge a new warrant or new warrants of like tenor in the name of the Holder evidencing the right to purchase, in the aggregate, the remaining number of underlying Warrant Shares purchasable hereunder after giving effect to any such partial exercise or assignment.

                  4.2 Lost Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of an indemnification in favor of the Company, reasonably satisfactory to it, the Company shall execute and deliver a new warrant of like tenor and date. Any such new warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute an additional contractual obligation on the part of the Company.

5.       Registration Rights Under the Securities Act of 1933..

                    5.1      "Piggy-Back" Registration..

                           5.1.1. Grant of Right. (a) The Holder of the Warrant
shall have the right for a period of five (5) years after the Effective Date, to include all of the Warrant Shares underlying this Warrant but with respect to which this Warrant has not been terminated (the "Registrable Securities") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or Form S-4); provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling shareholder(s), will adversely affect the distribution of the securities to be sold, the Company shall nevertheless register all or any portion of the Registrable Securities required to be so registered, but such Registrable Securities, at the option of the Company, shall not be sold by the Holder(s) until 180 days after the registration statement for such offering has become effective and provided further that, if any securities are registered for sale on behalf of other security holders in such offering and such security holders have not agreed to defer such sale until the expiration of such 180-day period, the number of securities to be sold by all security holders in such public offering during such 180-day period shall be apportioned pro rata among all such selling security holders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling security holders, including all holders of the Registrable Securities.

                  (b) Demand Registration. Whenever the Company, at any time after the date hereof, shall receive a written request therefor (a "Demand") from the Holder or Holders of an aggregate of at least a fifty-one (51 %) percent of the outstanding Warrants (based on the number of shares which may be purchased on exercise) and Registrable Shares, taken together, the Company shall promptly prepare and file with the Securities and Exchange Commission, not later than the (60th) day after the Company receives such request (the "Filing Deadline"), a registration statement under the Act covering the sale by such Holder or Holders of the number of Registrable Shares which are the subject of such request and shall use its best efforts to cause such registration statement to promptly become effective and to remain effective for at least nine months or, if sooner, until all Registrable Shares included in such registration have been sold by the Holder(s) thereof. In addition, upon its receipt of such request, the Company shall give prompt written notice to all other Holders that such registration is to be effected. The Company shall also include in such registration statement such number of Registerable Shares which it has received written requests to register the sale thereof by such other Holders within 20 days after the Company's written notice to such other Holders. If a registration statement filed pursuant to a Demand under this paragraph (b) becomes effective and remains effective for at least 90 days (whether or not consecutive) during the nine month period following the date of initial effectiveness, the Company shall not be required to file any additional registration statements pursuant to this paragraph (b). The Company shall not be required to file a registration statement under this paragraph (b) with respect to any Demand received after January 31, 2002. Notwithstanding the foregoing provisions of this paragraph (b) to the contrary, if (i) after receiving a Demand the Company files a Company-initiated registration statement, prior to the Filing Deadline, for a registration in which the Holders are entitled to participate pursuant to the foregoing paragraph (1) (a) "Piggyback Registration Statement"), (ii) the Company complies with the foregoing paragraph (1) in connection with such Piggyback Registration Statement, and (iii) the Piggyback Registration Statement includes the registration of all the Registrable Shares requested to be registered by the Holders pursuant to such Demand, then the Company shall not be required to file a registration statement under this paragraph pursuant to such Demand. Any such Piggyback Registration Statement shall not constitute a registration statement filed pursuant to a Demand under this paragraph (b).

                           5.1.2 Terms. The Company shall bear all fees and
expenses attendant to registering the Registrable Securities, but the Holder shall pay any and all underwriting commissions, the expenses of any legal counsel selected by the Holder to represent it in connection with the sale of the Registrable Securities and applicable transfer taxes, if any. In the event of such a proposed registration, the Company shall furnish the then Holder with not less than twenty (20) days' written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been registered and sold. The Holder of Registrable Securities shall exercise the "piggyback" rights provided for herein by giving written notice, within fifteen (15) days after the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggyback" rights (a "Registration Statement") to remain effective for at least nine (9) months from the date that a Holder of Registrable Securities is first given the opportunity to sell all of such securities.

                  5.2    General Terms.

                           5.2.1. Indemnification. (a) The Company shall
indemnify the Holder of the Registrable Securities to be sold pursuant to any Registration Statement hereunder and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or related preliminary or final prospectus (the "Prospectus") (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Holder by or on behalf of such

Holder expressly for use in the Registration Statement or Prospectus, or any amendment or supplement thereof, as the case may be.

                  If any action is brought against any Holder or a controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing, such Holder shall promptly give notice to the Company of the institution of such action and the Company shall assume the defense and control of such action, including the employment of counsel and payment of reasonable fees and expenses. The Holder or such controlling person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Holder or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action, or counsel for such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company. It is understood, however, that the Company shall not, in connection with any one action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel for the Holders and controlling persons, which firm shall be designated in writing by a majority in interest of the Holders based upon the value of the Registrable Securities included in the relevant Registration Statement. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Holder of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the Registration Statement or Prospectus, or any amendment or supplement thereto. Each party entitled to indemnification hereunder shall give notice to the Company promptly after such party has knowledge of any claim as to which indemnity may be sought. With respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any Prospectus, the indemnity agreement contained in this Section 5.2. 1 with respect to such Prospectus shall not inure to the benefit of any Holder (or to the benefit of any person controlling Holder) if the Prospectus (or the Prospectus as amended or supplemented if the Company shall have made any amendments thereof or supplement thereto which shall have been furnished to such Holder prior to the time of confirmation of such sale) does not contain such statement, alleged statement, omission or alleged omission, and a copy of such Prospectus shall not have been sent or given to such person at or prior to the written confirmation of such sale to such person.

                  (b) The Holder agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed a Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holder but only as to each such Holder with respect to statements or omissions, or alleged statements or omissions, if any, made in any Registration Statement or Prospectus or any amendment or supplement thereto or any application in reliance upon, and in conformity with, written information furnished to the Company with respect to the Holder by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus or any amendment or supplement thereto or in any application, as the case may be. The Company shall give notice to each Holder entitled to indemnity hereunder promptly after the Company has knowledge of any claim as to which indemnity may be sought. In case any action shall be brought against the Company, or any person so indemnified, based on any Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Holder, such Holder shall have the rights and duties given to the Company, and the Company, and each other person so indemnified shall have the rights and duties given to the Holder(s) by the provisions of subsection (a) above.

                           5.2.2. Documents Delivered to Holder. Upon request,
the Company shall furnish (and, in the case of clause (ii) below, shall use its reasonable best efforts to furnish) to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, a letter dated the date of closing under the underwriting agreement) signed by independent public accountants who have issued a report on the Company's financial statements included in such Registration Statement, in each case covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities, with such changes or omissions therefrom as are appropriate under the circumstances. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request and all of which shall be subject to any confidential restrictions as may be reasonably imposed by the Company. Following the effective date of any such registration, the Company shall upon the request of the Holder forthwith supply such a number of Prospectuses meeting the requirements of the Act, as shall be reasonably requested to make a public offering of the Registrable Securities from time to time offered or sold by such Holder.

                           5.2.3 Underwriting Agreement. The Holder shall be a
party to any underwriting agreement relating to an underwritten sale of his Registrable Securities and may, at its option, require that any or all of the covenants of the Company to or for the benefit of the underwriters in such offerings shall also be made to and for the benefit of such Holder. Such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holder, the Registrable Securities and their intended methods of distribution. The Holder may not participate in any underwritten registration provided for herein unless such Holder (a) agrees to sell his Registrable Securities being registered on the basis provided in any underwriting arrangements approved by the Company or selling security holder and (b) completes and executes all reasonable and customary indemnities, questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terns of such underwriting arrangements contemplated hereby.

                           5.2.4 Cooperation by Holder. The Company by written
notice may require the Holder to promptly furnish in writing to the Company such information regarding the Holder and his distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be reasonably required or advisable in connection with such registration. The Company shall have the right to exclude from any offering the Registrable Securities of the Holder if he does not comply with the provisions of the immediately preceding sentence. The Holder agrees that upon receipt of any notice from the Company of the happening of any event which makes any statement in a Registration Statement or Prospectus (including supplements and amendments) or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of the Registration Statement it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder's receipt of the copies of a supplemented or amended Prospectus and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies, then in the Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

6. Adjustments to Exercise Prices and Number of Securities.

                  6.1. Computation of Adjusted Exercise Prices. For purposes of this Warrant, the term "Common Stock" shall include each class of common stock of the Company. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 6.8 hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the lowest Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, each Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by such Exercise Price in effect immediately prior to such issuance or sale, plus (y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall any Exercise Price be adjusted pursuant to this computation to an amount in excess of such Exercise Price in effect immediately prior to such computation, (except in the case of a combination of outstanding shares of Common Stock, as provided by Section 6.4 hereof.)

                  6.2. General Rules for Computation of Adjustments. For the purposes of any computation to be made in accordance with Section 6. 1, the following provisions shall be applicable:.

                           6.2.1 Cash Compensation. In the case of the issuance
or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or dealers or others performing similar services, or any expenses incurred in connection therewith.

                           6.2.2 Other Than Cash Consideration. In case of the
issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                           6.2.3 Share Dividends. Shares of Common Stock
issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                           6.2.4 Reclassification. The reclassification of
securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in
Section 6.2.2.

                           6.2.5 Outstanding Shares. The number of shares of
Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of any and all outstanding options, rights, warrants to purchase shares of Common Stock and upon the conversion or exchange of any and all outstanding securities convertible or exchangeable into shares of Common Stock.

                  6.3 Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the lowest Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, each Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 6.1 hereof, provided that:

                  (i) The aggregate maximum number of shares of Common Stock issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for the issuance of such options, rights or warrants;

                  (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration received by the Company for the issuance of such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; and

                  (iii) If any change shall occur in the exercise price per share provided for in any of the options, rights or warrants referred to in clause (i) of Section 6.3, or in the price per share at which the securities referred to in clause (ii) of Section 6.3 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

                  6.4 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Prices shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  6.5 Adjustment in Number of Shares. Upon each adjustment of any Exercise Price pursuant to the provisions of this Section 6, the number of shares of Common Stock issuable upon the exercise of this Warrant at such Exercise Price shall be adjusted to the nearest full number obtained by multiplying such Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  6.6. Recapitalization. For the purpose of this Warrant, the term "Common Stock" shall also mean any other class of stock resulting from successive changes or reclassifications of Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  6.7 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant providing that the holder of each warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrants might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

                  6.8 No Adjustment of Exercise Prices in Certain Cases. No adjustment of the Exercise Prices shall be made:

                  (i) Upon the issuance or sale of the shares of Common Stock issuable upon the exercise of (i) this Warrant, (ii) options granted under any stock option plan or (iii) options granted to officers and directors of the Company; or

                  (ii) If the amount of said adjustment shall be less than two cents ($.02) per share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per share of Common Stock.

                  6.9 Redemption of Warrants. This Warrant cannot be redeemed by the Company without the prior written consent of the Holder.

                     6.10. Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise in full of this Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holder of this Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same property, assets , rights, evidences of indebtedness, securities or any other thing of value that it would have been entitled to receive at the time of such dividend or distribution as if the Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 6. 10.

                  6.11 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.

7.       Reservation and Listing.

                  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the applicable Exercise Price therefor, all shares of Common Stock and other securities issuable, properties and rights upon such exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of this Warrant and payment of the applicable Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercises shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrant to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on NASDAQ) on which the Common Stock may then be listed and/or quoted.

8.     Certain Notice Requirements.

                  8.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company (including the right to receive dividends). If, however, at any time prior to the expiration of the Warrant and its exercise, any of the events described in
Section 8.2 shall occur,
then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

                  8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

                  8.3 Notice of Change in Exercise Prices. The Company shall, promptly after an event requiring a change in the Exercise Prices pursuant to
Section 6 hereof, send notice to the Holder of such event and change (the "Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Executive Officer and Chief Financial Officer.

                  8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly given or made when hand delivered, or when delivered by telecopier or by responsible overnight courier:

                   (i)   if to the registered Holder of this Warrant, to:
                         Aesop Financial Corporation 551 Fifth Avenue, Suite 1625 New York, NY 10176
                         Attention:  Steven W. Bingaman
                                     President
                                     [Telecopier No. (212) 682-61941]


                   (ii)  if to the Company, to:
                         Integrated  Healthcare Systems, Inc.
                         10700 Parkridge Boulevard,  Suite 410
                         Reston, Virginia 22091
                         Attention:  Michael J. Black, Chairman and
                                     Chief Executive Officer
                                     [Telecopier No. (703) 716-05921]

Either of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 8.4.

9.       Miscellaneous.

                  9.1 Amendments. The Company and the Holder may from time to time supplement or amend this Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Bank may deem necessary or desirable and which the Company and the Bank deem shall not adversely affect the interest of the Holder. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

                  9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

                  9.3 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                  9.4 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

                  9.5 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.

                  9.6 Waiver. Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 10th day of January, 1997.

                               INTEGRATED HEALTHCARE SYSTEMS, INC.




                               By:  /s/ Michael J. Black
                                    ------------------------------------------
                                    Name:  Michael J. Black
                                    Title:  Chairman & Chief Executive Officer

                                                                     Exhibit A

Form to be used to exercise Warrant:

Integrated Healthcare Systems, Inc.
10700 Parkridge Boulevard, Suite 410
Reston, Virginia 22091
Attention:  Chairman & Chief Executive Officer

Date:  _______________________

                    The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase shares of Common Stock of Integrated Healthcare Systems, Inc. and hereby makes payment of $ __________ (at the rate of $_________ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.


                                                   Signature




                                                   Signature Guaranteed


                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
                            (Print in Block Letters)
Address
                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Warrant:

                                   ASSIGNMENT

                  (To be executed by the registered Holder to effect a transfer of the within Warrant):

                  FOR VALUE RECEIVED, Aesop Financial Corporation does hereby sells, assigns and transfers unto Appleby Partners, Ltd. the right to purchase up to 1,190,000 shares of Common Stock of Integrated Healthcare Systems, Inc. (the "Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: as of October 31, 1997


                                    Signature


                                    Aesop Financial Corporation


                                    By: /s/ Steven W. Bingaman
                                        ---------------------------------
                                            Steven W. Bingaman, President
                                            Signature Guaranteed


                                    SIGNATURE GUARANTEED
                                    MEDALLION GUARANTEED
                                    CITIBANK N.A. - NED

                                    /s/ Mary Cunningham
                                    -------------------------------------
                                        Mary Cunningham
                                        Assistant Vice President
                                        Branch #002
                                        Madison/42nd Street


             NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.